EXHIBIT 99.1

Mark Dunaway Named President and COO of Verso
Steven Odom Reassumes CEO Position
ATLANTA, GA — (July 5, 2007) — Verso Technologies, Inc. (Nasdaq: VRSO), a global provider of next generation network solutions, announced today that Chairman of the Board Steven Odom has reassumed the position of Chief Executive Officer and that Mark Dunaway, a current Verso board member, has been named President and Chief Operating Officer. Steven Odom will continue to serve as Chairman of the Board, and Mark Dunaway will continue to serve as a member of the Verso board. Montgomery Bannerman, who has been serving as the Chief Executive Officer and a member of the Verso board, has resigned from these positions.
Steve Odom previously served as Verso’s CEO from 2000 to 2005 during which time he transformed Verso from a service company to a company that provides the proprietary products for end-to-end solutions of next generation communication technologies. He has more than 30 years experience launching and growing successful technology related companies and now has the full responsibility for the execution of Verso’s business strategy.
Mark Dunaway has over three decades experience in growing and leading telecommunications and industrial companies and has served on the Verso board since 2005. Most of his career has been in the telecommunications sector including 25 years in the wireless sector. Prior to accepting the President and Chief Operating Officer position at Verso, he was the Chairman and Chief Executive Officer of Composite Materials Technology. Dunaway has successfully founded several startups in his career and has also acquired a number of companies. Most recently, Dunaway co-founded Criterion Partners and Growth Strategies Group. Mr. Dunaway was a founder of Preferred Networks, a wireless network and services business. He also co-founded two national wireless companies where he served as CEO. Both companies grew to more than $100 million in revenues and were later sold to Bell Atlantic Corporation. He also served as President of British Telecom’s pager subsidiary in North America and later founded The Beeper Company, a national company which was later sold to Arch Communications Group. He co-founded Friend Technologies in San Francisco, California which was later sold to a public technology company in Atlanta, Georgia. In addition, Mr. Dunaway has served as a board member for several telecommunications and technology companies.
“Mark has the operating capabilities and experience that we need to run our day to day sales and operations,” said Steven Odom, Chairman and Chief Executive Officer. “He has been our most active outside board member and comes into the company with two years of Verso experience under his belt.”
“Second quarter revenues were similar to first quarter revenues, which was a disappointment to us. We recently became aware of operational issues which caused us to miss our second quarter revenue growth target. This is a company with great products, a strong pipeline and impressive people, which should be generating higher revenues and cash flow,” stated Mark Dunaway. “I am very excited about taking on a full time role at the company and realizing the potential of the company’s assets.”
About Verso Technologies
Verso is a global provider of next generation network solutions offering a core-to-edge product portfolio primarily for telecommunications service providers. The company’s products enable its customers to secure and optimize network bandwidth, generate additional revenue and reduce costs. Verso’s applications and services are cost effective, deploy quickly and provide a superior return on investment. For more information, contact Verso at www.verso.com or call 678.589.3500.

Forward Looking Statements
Certain statements contained in this release that are not statements of historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words — “believe,” “expect,” “anticipate,” “intend,” “will,” and similar expressions are examples of words that identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future financial position, timing of future orders, business strategy and expected cost savings. These forward-looking statements are based on our current beliefs, as well as assumptions we have made based upon information currently available to us. These forward-looking statements may be affected by the risks and uncertainties in our business and are qualified in their entirety by the cautionary statements and risk factor disclosure contained in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2006 and our quarterly reports on Form 10-Q filed subsequent thereto. We do not assume, and expressly disclaim, any obligation to update these forward-looking statements.
Investor Contact
Scott Kimball
Vice President of Investor Relations
Verso Technologies, Inc.
678.589.3579
Scott.Kimball@verso.com
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